EXHIBIT 23



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                              CONSENT OF ATTORNEYS


Reference is made to the Registration Statement of CEL-SCI Corporation, whereby the Company proposes to sell shares of its common stock and warrants having a maximum value of $5,000,000. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be sold.

We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                     Very truly yours,

                                     HART & TRINEN

                                     /s/ William T. Hart

                                     William T. Hart



Denver, Colorado
September 21, 2009




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            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

CEL-SCI Corporation
Vienna, Virginia

We hereby consent to the incorporation by reference in this Registration Statement of our report dated January 13, 2009, relating to the consolidated financial statements of CEL-SCI Corporation appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2008. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.



BDO Seidman, LLP
Bethesda, Maryland

September 21, 2009